SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 4, 2005

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

WASHINGTON	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BSQUARE CORPORATION

FORM 8-K

March 4, 2005

Item 8.01. Other Events.

On March 4, 2005, BSQUARE Corporation was informed by Cardinal Healthcare Systems that it would begin purchasing Microsoft Embedded operating systems from one of the company’s competitors and discontinue purchasing from BSQUARE no later than the second calendar quarter of 2005.  Cardinal Healthcare Systems represented 16%, or $1.4 million, and 19%, or $7.4 million, of the company’s total revenue for the quarter and year ended December 31, 2004, respectively.  Cardinal Healthcare Systems represented 7%, or $140,000, and 6%, or $590,000, of the company’s total gross profit margin for those same periods.  Cardinal Healthcare Systems was the company’s largest customer, as measured in revenue, for the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: March 11, 2005	By:	/s/ Scott C. Mahan
Scott C. Mahan
Vice President Finance
and Chief Financial Officer